EXHIBIT D-2


                      [Form of Face of Warrant Certificate]

No. W-_____                                                   _________ Warrants

                         VOID AFTER SEPTEMBER ___, 2003

                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                        EAST COAST VENTURE CAPITAL, INC.


THIS CERTIFIES THAT FOR VALUE RECEIVED -----------------------------------------
--------------------------------------------------------------------------------
or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value per share ("Common Stock"), of EAST COAST VENTURE CAPITAL, INC., a Delaware corporation (the "Company"), at any time between the Initial Warrant Exercise Date and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of JERSEY TRANSFER & TRUST, INC. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to East Coast Venture Capital, Inc.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated September ___, 1998, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Initial Warrant Exercise Date" shall mean September ___, 2000, except if the express prior written consent of First Liberty Investment Group, Inc. has been received, only in which case such date shall mean September ___, 1999.

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

         The term "Expiration Date" shall mean 5:00 p.m. New York time) on September ___, 2003, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         This Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant any time commencing September ___, 2000 (or September ___, 1999 with the prior consent of First Liberty Investment Group, Inc. (the "Representative"), provided the per share Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall exceed $7.50 on each of the twenty (20) consecutive trading days during a period ending within fifteen (15) days prior to the date on which notice of redemption is given. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

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

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         The Company has agreed to pay a fee of four percent (4%) of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of any Warrants represented hereby.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



                                         EAST COAST VENTURE CAPITAL, INC.


                                     By:
                                         ------------------------------------
                                          Name:
                                          Title:


                                     By:
                                         ------------------------------------
                                         Name:
                                         Title:


Dated:
      -----------------------
                                                     [Seal]

COUNTERSIGNED:

JERSEY TRANSFER & TRUST, INC.,
  as Warrant Agent



By:
   ----------------------------------
   Name:
   Title:

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

                    [Form of Reverse of Warrant Certificate]

                         NOTICE OF ELECTION TO EXERCISE

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER and be delivered to:
                     --------------------------------------
                     --------------------------------------
                     --------------------------------------
                     --------------------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member firm, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by First Liberty Investment Group, Inc.



                                              ----------------------------------
                                              (Name  of NASD  Member,  if  other
                                              than  First   Liberty   Investment
                                              Group, Inc.)

                                              ----------------------------------
Dated:
      ------------------------                ----------------------------------

                                              ----------------------------------
                                              Address

                                              ----------------------------------
                                              Taxpayer Identification Number

                                              ----------------------------------
                                              Signature Guaranteed

                                              ----------------------------------

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

                                   ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

         FOR VALUE RECEIVED, ___________________________ hereby sells, assigns, and transfers unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFYING NUMBER OF TRANSFEREE

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     (please print or type name and address)

         __________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:                                          X
      -----------------                           ------------------------------
                                                  Signature Guaranteed


                                                  ------------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR
TRUST  COMPANY,  SAVINGS  ASSOCIATION,  CREDIT  UNION  OR A  MEMBER  FIRM OF THE
AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.


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